Exhibit 5.1

[Perkins Coie LLP letterhead]

September 14, 2009

Washington Federal, Inc.

425 Pike Street

Seattle, WA 98101

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Washington counsel to Washington Federal, Inc., a Washington corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”) of the registration statement on Form S-3 (the “Registration Statement”), for the registration of the sale from time to time of an indeterminate number of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”).

The Company has informed us that the Common Stock will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement, the prospectus contained therein and prospectus supplement relating to each offering thereunder.

Except as otherwise set forth in the applicable prospectus supplement, any Common Stock will be issued in accordance with the Company’s Restated Articles of Incorporation, as amended to date (the “Articles”).

As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Common Stock (the “corporate proceedings”), the Company’s Board of Directors (the “Board”) or a duly authorized committee thereof will, before the Common Stock is issued and sold under the Registration Statement, authorize the issuance and approve the terms of any shares of Common Stock to be issued and sold by the Company from time to time under the Registration Statement, and such applicable corporate proceedings shall be in full force and effect at the time of any such issuance and sale.

In our capacity as special Washington counsel to the Company, we have examined or are otherwise familiar with the Company’s Articles and Bylaws, the Registration Statement, such of the corporate proceedings as have occurred as of the date hereof, and such other documents, records and instruments of the Company, certificates of public officials and other materials as we have deemed necessary or appropriate for the purposes of this opinion (collectively, the

Washington Federal, Inc.

September 14, 2009

“Documents”). In such examination, we have assumed the following: (i) the authenticity of original Documents and the genuineness of all signatures; (ii) the conformity to the originals of all Documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the Documents.

Based upon and subject to the foregoing, we are of the opinion that, when the Board or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such shares of Common Stock as are proposed to be issued by the Company, and when such shares of Common Stock are issued, sold and delivered in the manner and for the consideration contemplated by the applicable corporate proceedings, such shares of Common Stock will be validly issued, fully paid and nonassessable.

The foregoing opinions are subject to the following exclusions and qualifications:

a. Our opinions are as of the date hereof (including, but not limited to, the laws, rules and regulations as in effect as of the date hereof) and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking to advise you of any changes in law.

b. We are qualified to practice law in the State of Washington and do not express any opinion as to any laws other than the laws in their current forms of the State of Washington and the federal securities laws of the United States of America and we express no opinion with respect to the laws, regulations or ordinances of any county, municipality or governmental subdivision or agency thereof.

This opinion letter is rendered solely for your benefit in connection with the filing of the Registration Statement and may not be relied upon, quoted or used by any other person or entity or for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus under the heading “Legal Matters” in the related prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,

/s/ PERKINS COIE LLP